UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

February 3, 2003
------------------
(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)




ITEM 9. Regulation FD Disclosure.

   Laboratory Corporation of America -Registered Trademark-
Holdings (LabCorp -Registered Trademark-)(NYSE:LH) announced that it has signed an expanded agreement with Aetna to provide clinical laboratory testing and certain additional services to the 850,000 Commercial HMO and Quality Point-of-Service Aetna members in Texas. The agreement also continues to cover all of Aetna's other health care members, including, PPO and indemnity plans.








"This agreement is important to LabCorp because we are now a provider for all Aetna products in Texas," said Stevan R. Stark, executive vice president for sales and marketing at LabCorp. "Now, Aetna's participating physicians in Texas may send all their clinical laboratory work to LabCorp, giving those physicians who prefer using a single laboratory greater choice in selecting a full service laboratory provider. Continually expanding our relationships with large managed care providers is part of LabCorp's strategy to broaden access to its full menu of diagnostic testing services, including medically important genomic tests."





Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2001 and subsequent SEC filings, and will be available in the Form 10-K for the year ended December 31, 2002, when filed.




SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                      ----------------------------------
                      Bradford T. Smith
                      Executive Vice President
                      and Secretary




Date: February 3, 2003